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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, 333-76161 and 333-61126 on Form S-8 and in Registration Statement Nos. 33-87704, 333-1847 and 333-50848 on Form S-3 of our report, dated May 28, 2004, (related to the financial statements and financial statement schedules of DPAC Technologies prior to reclassification for discontinued operations) appearing in this Annual Report on Form 10-K of DPAC Technologies Corp. for the year ended February 28, 2005.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California June 9, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM